Exhibit 99.1

LIFECELL

NEWS RELEASE                                              FOR IMMEDIATE RELEASE


For Further Information Contact:
Steven T. Sobieski                                        Kevin McGrath
Chief Financial Officer                                   Cameron Associates
(908) 947-1106                                            (212) 245-8800
ssobieski@lifecell.com                                    kevin@cameronassoc.com
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              LIFECELL REPORTS PRELIMINARY FOURTH QUARTER REVENUES
                      AND PROVIDES 2005 FINANCIAL GUIDANCE


BRANCHBURG,  NJ,  JANUARY  18, 2005 -- LifeCell Corporation (NASDAQ: LIFC) today
                                                                     ----
reported preliminary unaudited revenues for the fourth quarter ended December 31, 2004 and provided financial guidance for the year ending December 31, 2005. Paul Thomas, President and Chief Executive Officer, will host a conference call today at 10:00 a.m. Eastern to discuss fourth quarter preliminary revenues and expected financial performance for 2005.

2004 PRELIMINARY PRODUCT REVENUES
---------------------------------

The Company reported preliminary product revenues for the fourth quarter of 2004 of $16.0 million, up 49%, compared to $10.7 million for the fourth quarter of 2003. The increase resulted primarily from higher demand for the Company's flagship reconstructive surgical product, AlloDerm(R) Regenerative Tissue Matrix. AlloDerm(R) revenues increased 71% to $12.0 million in the quarter compared to $7.0 million in the fourth quarter of 2003. Repliform(R) revenues decreased in the quarter to $1.6 million from $2.0 million in the same quarter in 2003. Orthopedic product revenues, which include GraftJacket(R) and AlloCraft(TM)DBM, increased to $1.6 million in the quarter from $796,000 in the fourth quarter of 2003. GraftJacket(R) revenues represented approximately $1.1 million of total orthopedic product revenues in the current year quarter compared to $581,000 in the prior year quarter.

Preliminary product revenues for the full year 2004 were $58.8 million, up 52% compared to $38.6 million in 2003. The Company expects full year operating income to be within the previously guided range of $6.7 million to $7.0 million. The Company has not completed the preparation of its financial statements for 2004 and additional details with respect to 2004 results of operations are not yet available. However, the Company is re-evaluating its deferred tax asset valuation allowance and expects to reduce the amount of the allowance and recognize a non-cash tax benefit in the fourth quarter of 2004. The amount of the tax benefit that will be recognized has not yet been determined. The Company plans to release financial results for the fourth quarter and full year 2004 through a press release, conference call and webcast before the end of February.


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2005 FINANCIAL OUTLOOK
----------------------

For the full year 2005, the Company anticipates product revenues in the range of $71.5 million to $75.5 million, which represents annualized growth between 22% and 28% compared with preliminary 2004 product revenues. The Company expects its product revenue mix in 2005 to be approximately 82% reconstructive, 11% orthopedic and 7% urogynecology.

Total revenues, which include research grant revenues, are expected to be in the range of $73 million to $77 million. Paul Thomas, President and CEO, commented, "We anticipate product revenue growth in 2005 to be driven by increasing demand for AlloDerm(R) and GraftJacket(R). We believe there is strong potential for continued market share penetration in each of these key markets."

The Company estimates 2005 operating income in the range of $12 million to $13 million, resulting in diluted net income per share in the range of $0.22 to $0.24 based on current outstanding shares. The 2005 operating income and net income per share guidance excludes the impact of recording expenses associated with equity-based compensation. In December 2004, the Financial Accounting Standards Board ("FASB") issued the final version of FASB Statement No. 123(R), Share-Based Payment. This new accounting standard requires most public companies to record a non-cash expense for stock options in their income statements commencing in the first annual or interim period that begins after June 15, 2005. "The adoption of FASB Statement No. 123(R), and the non-cash expense required there under, will reduce our earnings but have no impact on our revenues, gross margin or cash flows," commented Steven Sobieski, Chief Financial Officer. "We will update our 2005 financial guidance once we complete our analysis of the impact of adopting the new standard," added Mr. Sobieski.

Mr. Thomas noted, "We remain committed to delivering solid operating margins while increasing our investment in research and product development and clinical programs with a focus on leveraging our core tissue matrix technology to unmet medical needs".

CONFERENCE CALL
---------------

As previously announced, the Company will host a live conference call today at 10:00 a.m. Eastern. The dial-in number for the live call is (800) 289-0496 / domestic or (913) 981-5519 / international. A simultaneous webcast of the call will be available via LifeCell's website at www.lifecell.com Corporate
                                                   ----------------
Information - Investor Relations.

A recording of the live-call will be available until January 25, 2005. The dial-in number to listen to the recording is (719) 457-0820. The replay access code is 362244.

ABOUT LIFECELL
--------------

LifeCell is a leader in the development and commercialization of human-derived tissue based products for use in reconstructive, urogynecologic and orthopedic surgical procedures. The Company's patented technology produces a unique regenerative human tissue matrix -- a complex three-dimensional structure that contains an array of proteins, growth factor binding sites and vascular channels -- that provides a complete template for the regeneration of normal human tissue. LifeCell's current products include: AlloDerm(R), for plastic reconstructive, general surgical, burn and periodontal procedures; Cymetra(R), a particulate form of AlloDerm suitable for injection; Repliform(R), for urogynecologic surgical procedures; GraftJacket(R), for orthopedic surgical procedures; and AlloCraft(TM)DBM, for bone grafting procedures. LifeCell markets AlloDerm for plastic reconstructive, general surgical and burn applications through its direct sales organization. The Company's strategic sales and marketing partners include: Boston Scientific for Repliform, Wright Medical Group, Inc. for GraftJacket, Stryker Corporation for AlloCraftDBM and BioHorizons for periodontal applications of AlloDerm. The Company's ongoing research and product development strategy is focused on extending the utilization of its regenerative tissue matrix into other therapeutic areas and investigating the application of its core technology to other tissues. Visit the LifeCell website at www.lifecell.com.
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FORWARD-LOOKING STATEMENTS
--------------------------

The 2004 preliminary product revenues contained in this news release are subject to finalization in connection with the preparation of the Company's Form 10-K report for the year ended December 31, 2004. This release also contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as the Company's outlook for 2005 and 2004 operating results. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company's reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.


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